UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2018 (November 21, 2018)

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, at October 26, 2018 and again on October 31, 2018, Orchids Paper Products Company (the “Company”) was not in compliance with certain milestone date covenants and other financial covenants in its Second Amended and Restated Credit Agreement dated June 25, 2015 by and among the Company, U.S. Bank National Association and the other lenders party thereto (as amended, the “Credit Agreement”). On November 21, 2018, the Company entered into Amendment No. 10 to the Credit Agreement (the “Credit Agreement Amendment”).

The Credit Agreement Amendment, among other things, (i) waives any existing non-compliance by the Company with any covenant under the Credit Agreement; (ii) increases the borrowing capacity under the revolving line of credit by $5.9 million; (iii) defers future interest and principal payments until December 31, 2018; (iv) extends until December 14, 2018 the deadline for the Company to deliver either (a) an executed purchase agreement for the sale of the Company’s equity or assets or (b) a binding commitment from institutional lenders to refinance the Company’s debt obligations, in either case in an amount sufficient to repay the Company’s debt obligations to its existing lenders in full, and extends until December 31, 2018 the deadline for the Company to consummate such transaction; (v) requires the Company to engage a nationally recognized investment banking group as its replacement investment banker to assist the Company in the sale of its equity or assets; and (vi) amends certain reporting and forecast requirements. There can be no assurance that the Company will be able to consummate any sale, transaction, or refinancing on terms that are satisfactory to it, or at all.

Fees of $275,000 will be paid to the lenders and administrative agent in connection with the Credit Agreement Amendment.

In conjunction with the Credit Agreement Amendment, on November 21, 2018 the Company also amended the loan agreement (the “NMTC Loan Agreement”) by and among the Company’s wholly owned subsidiaries and certain Community Development Financial Institutions relating to the Company’s participation in the New Market Tax Credits program of the Internal Revenue Code in order to align the NMTC Loan Agreement with the Credit Agreement. The amendment to the NMTC Loan Agreement incorporated the same substantive changes as the Credit Agreement Amendment.

The foregoing summaries are not complete and are qualified in its entirety by reference to the full text of the Credit Agreement Amendment attached as Exhibit 10.1 to this Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On November 21, 2018, the Company issued a press release announcing a significant bid from a national supercenter retailer as the sole supplier of 100% recycled ultra-premium kitchen towel and bath tissue, as well as the Credit Agreement Amendment. This press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
10.1	Amendment No. 10, dated as of November 21, 2018, to Second Amended and Restated Credit Agreement, dated as of June 25, 2015, among Orchids and U.S. Bank National Association, as administrative agent.
99.1	Press Release, dated November 21, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: November 21, 2018	By:	/s/ Jeffrey S. Schoen
Jeffrey S. Schoen Chief Executive Officer